EXHIBIT 10.1
PERFORMANCE FOOD GROUP COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT
     The Performance Food Group Company Supplemental Executive Retirement Plan (the “Plan”) was established by Performance Food Group Company (the “Company”) effective January 1, 2004.
     WHEREAS, the Company has determined that it is advisable to make certain changes to the Plan and to conform the Plan to Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW THEREFORE, the Plan is amended effective as of the dates set forth below.
     1. Article I is amended, effective January 1, 2005, to add the following to the end of Section 1.01:
Effective January 1, 2005, the Plan is amended to conform to the requirements of Section 409A of the Code. The amendments apply solely to amounts accrued on and after January 1, 2005, plus any amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004. Amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, shall remain subject to the terms of the Plan as in effect on December 31, 2004.
     2. Article I is amended, effective January 1, 2005, to add the following to the end of the definition of “Retirement Benefit.”
A Participant’s Post-2004 Retirement Benefit means the portion of a Participant’s Retirement Benefit accrued on and after January 1, 2005, plus amounts accrued prior to January 1, 2005 that are not earned and vested as of December 31, 2004, plus earnings and losses thereon. Pre-2005 Retirement Benefit means the portion of a Participant’s Retirement Benefit accrued prior to January 1, 2005, that is earned and vested as of December 31, 2004, plus earnings and losses thereon.
     3. Article III is amended, effective January 1, 2005 to add the following to the end of subsection (a) of Section 3.02:
Effective January 1, 2005, the Company shall maintain a Pre-2005 Account and Post-2004 Account for each Participant. A Participant’s Pre-2005 Account shall document the amounts deferred under the Plan by the

Participant and any other amounts credited hereunder which are earned and vested prior to January 1, 2005, plus earnings thereon. A Participant’s Post-2004 Account shall document the amounts deferred under the Plan by the Participant and any other amounts credited hereunder on and after January 1, 2005, plus earnings thereon. Where applicable, a Participant’s Pre-2005 Account and Post-2004 Account may be referred to collectively as the Participant’s “Account.”
     4. Article III is amended, effective December 31, 2006, to revise subsection (a) of Section 3.03 to read as follows:
(a)	Floor Contribution — Effective for contributions credited for periods through December 30, 2006, an amount equal to five percent (5%) of each Participant’s Annual Compensation. Effective for contributions credited for periods beginning on or after December 31, 2006, the Company will no longer make a Floor Contribution to the Plan.
     5. Article V is amended, effective for contributions credited for periods beginning on or after December 31, 2006, to revise the introduction to the existing vesting schedule to read as follows:
If a Participant terminates employment prior to completing six Years of Credited Service under this Plan, the following schedule will apply with regard to Company Contributions credited for periods through December 30, 2006.
     6. Article V is amended further, effective for contributions credited for periods beginning on or after December 31, 2006, to add the following new vesting schedule as follows:
If a Participant terminates employment prior to completing ten Years of Credited Service under this Plan, the following schedule will apply with regard to Company contributions credited on or after December 31, 2006:

Years of Service	Vested percentage
Less than Five	0%
Five but less than Six	50%
Six but less than Seven	60%
Seven but less than Eight	70%
Eight but less than Nine	80%
Nine but less than Ten	90%
Ten or more	100%

     7. Article VI is amended, effective January 1, 2007, to revise Section 6.01 to read as follows:
(a)	Effective January 1, 2007, payment of the Normal Retirement Benefit, Early Retirement Benefit and Delayed Retirement Benefit shall commence sixty (60) days after the Participant’s Normal Retirement Date, Early Retirement Date or Delayed Retirement Date or as soon thereafter as is practicable; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled or (ii) the 15th day of the third month following the scheduled payment date, or (iii) if the Participant is a Key Employee on his or her Normal Retirement Date, Early Retirement Date or Delayed Retirement Date, the later of (A) sixty (60) days following January 1 following his Normal Retirement Date, Early Retirement Date or Delayed Retirement Date termination or (B) the first day of the month following the six-month anniversary of the Participant’s Normal Retirement Date, Early Retirement Date or Delayed Retirement Date.
(b)	Effective January 1, 2007, payment of the Disability Retirement Benefit shall commence sixty (60) days after the Participant’s Disability Retirement Date or as soon thereafter as is practicable; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled or (ii) the 15th day of the third month following the scheduled payment date.
(c)	Effective January 1, 2007, payment of the Pre-Retirement Death Benefits shall commence sixty (60) days after the Participant’s date of death or as soon thereafter as is practicable; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled or (ii) the 15th day of the third month following the scheduled payment date. If no beneficiary is designated, the death benefit shall be paid to his estate.
(d)	Effective January 1, 2007, payment of the vested portion of the Account of a Participant who was removed from participation or who terminates employment prior to reaching his Retirement Date shall commence sixty (60) days after what would have been the Participant’s Normal Retirement Date under the Plan or as soon thereafter as is practicable; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled or (ii) the 15th day of the third month following the scheduled payment date, or (iii) if the Participant is a

Key Employee on his date of termination, the later of (A) sixty (60) days following January 1 following what would have been the Participant’s Normal Retirement Date under the Plan or (B) the first day of the month following the six-month anniversary of what would have been the Participant’s Normal Retirement Date under the Plan.
(e)	Except as provided in Treasury Regulations, no acceleration in the time or schedule of any payment or amount scheduled to be paid from the Participant’s Post-2004 Account is permitted.
(f)	For purposes of this Plan section, Key Employee means a Participant who, as of December 31 of any Plan Year, satisfies the requirements of Section 416(i) of the Code without regard to Section 416(i)(5) of the Code with such Participant being considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.
     8. Article IX is amended, effective January 1, 2005, to add the following new Section 9.03 to the end thereof:
     9.03. Omnibus Provision.
     (a) Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code, including without limitation, deferring payment until the occurrence of a specified payment event described in Section 409A(a)(2) of the Code. Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.
     (b) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder). The Employer is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Section 409A of the Code.

     9. Appendix II is amended, effective December 31, 2006, to revise the Performance Contribution as follows:
Effective for Performance Contributions credited for periods through December 30, 2006, for every 1% over 95% of the Performance Target, an additional 1% of Annual Compensation will be credited by the Company to each Eligible Participant’s Account. The maximum Performance Contribution shall be 15% of Annual Compensation (which will occur when 110% or more of the Performance Target is achieved).
Effective for Performance Contributions credited for periods beginning on or after December 31, 2006, for every 1% over 95% of the Performance Target (up to 100% of the Performance Target), an additional 2% of Annual Compensation will be credited by the Company to each Eligible Participant’s Account, and for every 1% over 100% of the Performance Target (up to 110% of the Performance Target), an additional 1% of Annual Compensation will be credited by the Company to each Eligible Participant’s Account. The maximum Performance Contribution shall be 20% of Annual Compensation (which will occur when 110% or more of the Performance Target is achieved).